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EXHIBIT 23 -- CONSENT OF INDEPENDENT AUDITORS



                           CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Form S-8, Registration Statement Nos. 33-28177, 33-42510, 33-49614, 33-49616, 333-02199, 333-18549 and 333-27249
dated May 4, 1989, August 23, 1991, July 10, 1992, July 10, 1992, April 3, 1996,
December 23, 1996 and May 16,1997, respectively, and in Registration Statement No. 33-57780 on Form S-3 dated February 3, 1993, of our report dated January 23, 1998, with respect to the consolidated financial statements and schedule of Empi, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


/s/ Ernst & Young LLP


Minneapolis, Minnesota
March 12, 1998